[Letterhead of Friedman LLP]


February 4, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments contained in paragraphs (a) and (b) in Item 4 to Amendment 1 to Form 8-K of Gaming Venture Corp., U.S.A., dated February 4, 2005.

FRIEDMAN LLP
New York, New York